                                                            Exhibit 11.1


                               AMF Bowling, Inc.
                    Computation of Earnings Per Common Share
                    (in thousands, except per share amounts)



                                                                                     Nine Months Ended
                                        Period Ended        Year Ended                 September 30,
                                        December 31,        December 31,        ----------------------------
                                          1996(a)              1997               1998             1997
                                        -------------       ------------        ----------      ------------
Shares
  Weighted average number of
    common shares outstanding               39,713              45,249             59,707           42,398
                                          ========            ========           ========         ========

Net loss before extraordinary items       $(19,484)           $(32,198)          $(72,042)        $(22,413)
                                          ========            ========           ========         ========
Net loss                                  $(19,484)           $(55,564)          $(72,042)        $(22,413)
                                          ========            ========           ========         ========

Net loss per share before
  extraordinary items (b)                 $  (0.49)           $  (0.71)          $  (1.21)        $  (0.53)
Per share effect of extraordinary
  items (b)                                     --               (0.52)                --               --
                                          --------            --------           --------         --------
Basic and diluted loss per common
  share (b)                               $  (0.49)           $  (1.23)          $  (1.21)        $  (0.53)
                                          ========            ========           ========         ========


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(a) For the period from the inception date of January 12, 1996 which includes results of operations of the acquired business from May 1, 1996 through the period ended December 31, 1996.

(b) Outstanding stock options and warrants are not considered as their effect is antidilutive.